Exhibit 1.1

EXECUTION COPY

CBS CORPORATION

$300,000,000 4.30% Senior Notes due 2021

$300,000,000 5.90% Senior Notes due 2040

Underwriting Agreement

October 4, 2010

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. Incorporated

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

CBS Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters,” which term shall include any underwriter substituted hereinafter as provided in Section 10 hereof), for whom you are acting as representatives (the “Representatives”), $300,000,000 principal amount of its 4.30% Senior Notes due 2021 (the “2021 Notes”) and $300,000,000 principal amount of its 5.90% Senior Notes due 2040 (the “2040 Notes” and, together with the 2021 Notes, the “Notes”). The Notes are guaranteed on an unsecured basis (the “Guarantees”) by CBS Operations Inc., a Delaware corporation (the “Guarantor”). The Notes and the Guarantees are hereinafter collectively referred to as the “Securities.” The Securities will be issued pursuant to an Amended and Restated Senior Indenture (the “Base Indenture”) dated as of November 3, 2008, as amended and supplemented by the First Supplemental Indenture (together with the Base Indenture, the “Indenture”) dated as of April 5, 2010, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Certain terms of the Securities were or will be established pursuant to resolutions adopted by the Company dated October 4, 2010 pursuant to Section 301 of the Indenture.

1. Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to the Underwriters, as of the date hereof, as follows:

(a) Registration Statement and the Prospectus. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-154962), as amended by the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed with the Commission on October 14, 2009, under the Securities Act of 1933, as amended (the “1933 Act”) (including the information (if any) deemed to be part of the registration statement pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act, the “Registration Statement”) in respect of, among other things, the Securities. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the 1933 Act, that initially became effective not earlier than three years prior to the date hereof, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The prospectus included in the Registration Statement is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act) is hereinafter referred to as the “Prospectus,” and the term “Preliminary Prospectus” means the preliminary form of the Prospectus dated October 4, 2010. For purposes of this Underwriting Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act, and “Time of Sale Prospectus” means the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Annex A hereto. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Underwriting Agreement, or the issue date of the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Registration Statement, as of the most recent effective date, and the Indenture complied, in all material respects, with the applicable provisions of the 1933 Act and the 1939 Act, respectively, and the applicable rules and regulations of the Commission thereunder. The Registration Statement, as of the most recent effective date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Prospectus, at October 4, 2010, did not, and at the Closing Time, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date and on the Closing Time, will comply, in all material respects, with the applicable provisions of the 1933 Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the 1939 Act or (ii) the information contained in or omitted from the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment thereof or supplement thereto.

(b) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any free writing prospectus other than the documents listed on Annex A hereto and other written communications approved in writing in advance by the Representatives.

The documents listed on Annex A hereto do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any documents listed on Annex A based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(c) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are, until the Closing Time, filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”).

(d) Independent Accountants. To the best of the Company’s knowledge, the accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent public accountants as required by the 1933 Act and the applicable rules and regulations of the Commission thereunder (the “1933 Act Regulations”).

(e) Financial Statements. The financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company in all material respects at the dates indicated, and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise noted therein and subject, in the case of interim financial statements, to normal year-end audit adjustments. The supporting schedules, if any, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein.

(f) No Material Adverse Change in Business. Since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(g) Good Standing. The Company and the Guarantor are validly existing as corporations in good standing under the laws of the State of Delaware and have corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform their respective obligations under, or as contemplated under, this Underwriting Agreement. The Company and the Guarantor are duly qualified as foreign corporations to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures to so qualify or be in good standing would not in the aggregate result in a Material Adverse Effect.

(h) Good Standing of Designated Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act), if any, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures to so qualify or be in good standing would not in the aggregate result in a Material Adverse Effect.

(i) Capitalization. All of the outstanding shares of capital stock of the Guarantor have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly owned by the Company, free and clear of any lien, adverse claim, security interest, equity or other encumbrance except as described in the Prospectus and except where the existence of such liens, adverse claims, security interests, equity or other encumbrances would not, in the aggregate, result in a Material Adverse Effect.

(j) Authorization of Agreements. This Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(k) Authorization of the Securities. The Securities have been duly authorized by the Company and the Guarantor, as the case may be, for issuance and sale pursuant to this Underwriting Agreement. The Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Underwriting Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantor, as the case may be, entitled to the benefits of the Indenture, enforceable against the Company and the Guarantor, as the case may be, in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

(l) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and, assuming the due authorization, execution and delivery by the trustee thereunder, constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

(m) Description of the Securities and the Indenture. The Securities and the Indenture conform in all material respects to the statements relating thereto contained in the Time of Sale Prospectus and the Prospectus.

(n) Absence of Defaults and Conflicts. The issue and sale of the Securities and compliance by the Company and the Guarantor with all of the provisions of the Securities, the Indenture and this Underwriting Agreement and the consummation of the transactions contemplated herein and therein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Guarantor or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company, the Guarantor or any of their respective subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the Guarantor or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries or any of their assets, properties or operations, except, in any such case, for such conflicts, breaches or violations as would not individually or in the aggregate result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantor or any of their respective subsidiaries.

(o) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company or the Guarantor, threatened, against or affecting the Company, the Guarantor or any of their respective subsidiaries which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (other than as stated therein).

(p) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, issuance, sale and delivery of the Securities by the Company and the Guarantor or for the performance by the Company or the Guarantor of the transactions contemplated under this Underwriting Agreement, except as otherwise set forth herein, and except such as have been already made, obtained or rendered, as applicable, and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and except where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not individually or in the aggregate result in a Material Adverse Effect.

(q) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(r) Officer’s Certificates. Any certificate signed by any officer of the Company, the Guarantor or any of their subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to each Underwriter as to matters covered thereby.

(s) Disclosure Controls. The Company maintains effective disclosure controls and procedures (as defined in Rule 13a-15(e) of the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(t) Accounting Controls. The Company maintains processes of internal control over financial reporting (as defined in Rule 13a-15(f) of the 1934 Act) designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(u) Sarbanes-Oxley Act. There is and has been no failure in any material respect on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications by the Company’s Chief Executive Officer and Chief Financial Officer.

(v) Status under the 1933 Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer”, in each case, as defined under the 1933 Act, at the times specified in the 1933 Act in connection with the offering of the Securities.

(w) Broadcasting Operations. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and Prospectus or as would not individually or in the aggregate result in a Material Adverse Effect: the Company and its subsidiaries hold all material Federal Communications Commission (the “FCC”) permits, licenses, authorizations and approvals for its broadcast stations (collectively, the “Authorizations”) that are necessary to conduct their respective businesses in the manner in which they are currently being conducted; the Authorizations are in full force and effect; the operations of the stations owned or operated by the Company or any of its subsidiaries (the “Stations”) are in all material respects in compliance with the Communications Act of 1934, as amended, and the rules, regulations, written policies and decisions of the FCC thereunder (collectively, the “Communications Act”); and all reports and documents that are required by the Communications Act to be filed with respect to the ownership, management or operation of the Stations have been duly and timely filed.

2. Sale and Delivery to Underwriters; Closing.

(a) Securities. Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the price set forth in Schedule 2 hereto, the aggregate principal amount of the Securities set forth in Schedule 1 hereto opposite the name of such Underwriter plus any additional principal amount of the Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of the Company, 51 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on October 8, 2010 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has severally agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Securities shall be made through the facilities of the Depository Trust Company (“DTC”), Clearstream Luxembourg Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, unless the Representatives shall otherwise instruct.

(c) Restrictions on Resale. Each Underwriter agrees that it will not offer, sell or deliver any of the Securities, directly or indirectly, or distribute the Time of Sale Prospectus or the Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best knowledge and belief of such Underwriter after reasonable investigation, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company except as set forth in this Underwriting Agreement.

Each Underwriter represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to any Company or the Guarantor, and (ii) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) each Underwriter represents and agrees that it has not made and will not make an offer to the public of any Securities in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may make an offer to the public in that Relevant Member State of any Securities at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State at any time:

(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last fiscal year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representatives for any such offer; or

(iv) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall result in a requirement for the publication by the Company, any Guarantor or any of the Underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase or subscribe for any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(d) Free Writing Prospectuses. (i) The Company represents and agrees that, other than the final term sheet substantially in the form of Annex B hereto, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; (ii) each Underwriter represents and agrees that, other than the final term sheet substantially in the form of Annex B hereto, without the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; (iii) any such free writing prospectus, the use and content of which have been consented to by the Company and the Representatives (including the final term sheet substantially in the form of Annex B hereto) is listed on Annex A hereto. Notwithstanding anything to the contrary herein, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (A)(i) information describing only the preliminary terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in clause (i) above, or (B) other information that is not “issuer information,” as defined in Rule 433 under the 1933 Act.

3. Covenants of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant with each Underwriter, as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company and the Guarantor, subject to Section 3(b), will comply with the requirements of Rule 430A, 430B or 430C of the 1933 Act Regulations and Rule 462(b) of the 1933 Act Regulations, if and as applicable, will file any free writing prospectus to the extent required by Rule 433 under the 1933 Act, and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Guarantor will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. Until the Closing Time, the Company and the Guarantor will advise the Representatives promptly of their intention to file or prepare any amendment to the Registration Statement, any amendment, supplement or revision to the Prospectus, or any free writing prospectus, will furnish the Representatives with copies of any such documents or communications a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document or communication to which the Representatives or counsel for the Underwriters shall reasonably object on a timely basis, unless, in the judgment of the Company or its counsel, such amendment or supplement or other document or communication is necessary to comply with law.

(c) Delivery of Registration Statements. The Company and the Guarantor have furnished or, if requested in writing by the Representatives, will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

(d) Delivery of Prospectuses. The Company and the Guarantor will furnish to each Underwriter, without charge, during the period when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172), such number of copies of the Prospectus and each free writing prospectus as such Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company and the Guarantor will comply in all material respects with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Underwriting Agreement and in the Registration Statement, the Time of Sale Prospectus and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172) in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Company or the Guarantor, after consultation with counsel for the Underwriters, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus in order that the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of counsel for the Company or the Guarantor, at any such time to amend the Registration Statement or amend or supplement the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Guarantor will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus comply with such requirements, and the Company and the Guarantor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company and the Guarantor will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for so long as required for the distribution of the Securities; provided, however, that the Company and the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act. The Company may elect to rely upon Rule 158 under the 1933 Act and may elect to make such earnings statement available more frequently than once in any period of twelve months.

(h) DTC. The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j) Record Retention. The Company will, to the extent required under Rule 433 under the 1933 Act, retain copies of each free writing prospectus that it has used and not filed with the Commission.

4. Payment of Expenses. The Company and the Guarantor will pay all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) as originally filed and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities and any certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and any charges of DTC in connection therewith, (iv) the reasonable fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (viii) the filing fees incident to, and the reasonable documented fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities and (ix) the filing fees payable to the Commission in connection with the registration therewith of the Securities.

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Securities under this Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained in Section 1 hereof or in certificates of any officer of the Company, the Guarantor or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act, shall have been instituted or be pending or threatened by the Commission. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424 under the 1933 Act Regulations.

(b) Opinion of Counsel for Company and the Guarantor. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Cravath, Swaine & Moore LLP, counsel for the Company and the Guarantor, and/or the general counsel of the Company and the Guarantor (or, if such general counsel is not available, an associate or deputy general counsel to the Company and the Guarantor that practices in the area of corporate and securities law), each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hughes Hubbard & Reed LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(d) Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the Executive Vice President, or a Senior Vice President or a Vice President of the Company and the Guarantor and of the chief financial officer or chief accounting officer of the Company and the Guarantor, dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (ii) the Company and the Guarantor have complied with all agreements and satisfied all conditions on its part to be performed or satisfied in the Indenture or this Underwriting Agreement at or prior to the Closing Time, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Underwriting Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Ratings. Subsequent to the execution of this Underwriting Agreement and prior to the Closing Time, there shall not have occurred any downgrading in the rating of any debt securities of the Company or the Guarantor by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings Ltd. or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(h) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

6. Indemnification.

(a) Indemnification of Underwriters. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim and damage whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, the Time of Sale Prospectus, the Prospectus (or any amendment or supplement thereto), any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim and damage whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company and the Guarantor; and

(iii) against any and all out of pocket expense as reasonably incurred (including, subject to the limitations set forth in Section 6(c), the fees and disbursements of counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Base Prospectus, the Time of Sale Prospectus, the Prospectus (or any amendment or supplement thereto), or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act; or (B) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon Form T-1 under the 1939 Act filed as an exhibit to the Registration Statement.

(b) Indemnification of Company and the Guarantor, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Guarantor, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Base Prospectus, the Time of Sale Prospectus, the Prospectus (or any amendment or supplement thereto), or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), such Base Prospectus, the Time of Sale Prospectus, the Prospectus (or any amendment or supplement thereto), or such free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act. This indemnity agreement will be in addition to any liabilities which any Underwriter may otherwise have.

(c) Actions Against Parties; Notification. Each indemnified party shall promptly give written notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Any indemnified party shall have the right to employ separate counsel in any such action, but the fees and expenses of such separate counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed promptly to assume the defense and employ counsel or (iii) the named parties to any such action shall include both indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from, or additional to, those available to the indemnifying party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives on behalf of all of such indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof, unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim.

7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities under this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule 1 hereto, and not joint.

8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company, the Guarantor or any of their respective subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

9. Termination.

(a) Underwriting Agreement. The Representatives may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to the Closing Time, if on or after the date hereof (i) there has occurred any material adverse change in the financial markets in the United States or any new outbreak of hostilities or escalation thereof involving the United States, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange (other than pursuant to a request by the Company with respect to an announcement by the Company of certain information not constituting a material adverse change, since the date of the Underwriting Agreement, in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise), the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Underwriting Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 8, this paragraph 9(b) and Section 13 shall survive such termination and remain in full force and effect; provided, however, if any condition specified in Section 5 hereof shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any other party except that (i) the Company shall reimburse the Underwriters for all their reasonable out of pocket expenses including the reasonable fees and expenses of counsel for the Underwriters and (ii) the provisions of Sections 6, 7, 8, this paragraph 9(b) and Section 13 shall survive such termination and remain in full force and effect.

10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Underwriting Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities set forth on Schedule 1 hereto, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters or in such other proportions as the Representatives may specify, or

(b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities set forth on Schedule 1 hereto, the non-defaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, attention: General Counsel; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, attention: LCD - IBD; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, attention: High Grade Syndicate Desk - 3rd Floor; Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: Investment Banking Division; Goldman, Sachs & Co., 200 West Street, New York, New York 10282, attention: Registration Department; Wells Fargo Securities, LLC, 301 S. College Street, 6th Floor, Charlotte, North Carolina 28288, attention: Transaction Management; and notices to the Company and the Guarantor shall be directed to them at CBS Corporation, 51 West 52nd Street, New York, New York 10019, attention of General Counsel.

12. Parties. This Underwriting Agreement shall inure to the benefit of and be binding upon the Company, the Representatives and the other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13. No Fiduciary Relationship. Each of the Company and the Guarantor acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Underwriting Agreement are entered into on an arm’s-length basis between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such purchase and sale each Underwriter is acting solely as a principal and not the agent or fiduciary of either the Company or the Guarantor, either before or after the date hereof, and (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or Guarantor on other matters) or any other obligation to the Company or Guarantor except the obligations expressly set forth in this Underwriting Agreement. Each of the Company, the Guarantor and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions. Each of the Company and the Guarantor agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with such transactions or the process leading thereto.

14. GOVERNING LAW. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

16. Counterparts. This Underwriting Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement among each of the Underwriters, the Company and the Guarantor in accordance with its terms.

Very truly yours,

CBS CORPORATION

By	/s/ J. Kenneth Hill
	Name:	J. Kenneth Hill
	Title:	Senior Vice President and Treasurer

CBS OPERATIONS INC.

By	/s/ J. Kenneth Hill
	Name:	J. Kenneth Hill
	Title:	Senior Vice President and Treasurer

Accepted: October 4, 2010

For itself and on behalf of the several
Underwriters listed in Schedule 1 hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Christopher Murphy
	Name:	Christopher Murphy
	Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

Accepted: October 4, 2010

For itself and on behalf of the several
Underwriters listed in Schedule 1 hereto.

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

WELLS FARGO SECURITIES, LLC

By:	/s/ Jim Stenson
	Name:	Jim Stenson
	Title:	Managing Director

SCHEDULE 1

Underwriter	Principal Amount of 4.30% Senior Notes due 2021	Principal Amount of 5.90% Senior Notes due 2040
Joint Book-Running Managers
Citigroup Global Markets, Inc.	$36,600,000	$36,600,000
Credit Suisse Securities (USA) LLC	36,600,000	36,600,000
J.P. Morgan Securities LLC	36,600,000	36,600,000
Morgan Stanley & Co. Incorporated	36,600,000	36,600,000
Goldman, Sachs & Co.	30,600,000	30,600,000
Wells Fargo Securities, LLC.	30,600,000	30,600,000
Senior Co-Managers
Deutsche Bank Securities Inc.	$17,400,000	$17,400,000
RBS Securities Inc.	17,400,000	17,400,000
Scotia Capital (USA) Inc.	11,700,000	11,700,000
SMBC Nikko Capital Markets Limited	11,700,000	11,700,000
Co-Managers
BNY Mellon Capital Markets, LLC	$7,200,000	$7,200,000
Lloyds TSB Bank plc	7,200,000	7,200,000
Mizuho Securities USA Inc.	7,200,000	7,200,000
SG Americas Securities, LLC	7,200,000	7,200,000
U.S. Bancorp Investments, Inc.	5,400,000	5,400,000
Total	$300,000,000	$300,000,000

Sch 1-1

SCHEDULE 2

1. The initial offering price for each of the 2021 Notes shall be a percentage of the principal amount thereof as follows: 99.732%. The initial offering price for each of the 2040 Notes shall be a percentage of the principal amount thereof as follows: 99.733%. In addition, interest on the Notes for the period from and including October 8, 2010 to and excluding the date on which the Closing Time occurs must be paid by the purchasers of the Notes.

2. The purchase price to be paid by the Underwriters for the 2021 Notes shall be a percentage of the principal amount thereof as follows: 99.282%. The purchase price to be paid by the Underwriters for the 2040 Notes shall be a percentage of the principal amount thereof as follows: 98.858%. In addition, interest on the Notes for the period from and including October 8, 2010 to and excluding the date on which the Closing Time occurs must be paid by the Underwriters.

Sch 2-1

ANNEX A

FREE WRITING PROSPECTUSES

•	Final Term Sheet dated October 4, 2010 substantially in the form of Annex B

Annex A-1

ANNEX B

CBS CORPORATION

CBS OPERATIONS INC.

FINAL TERM SHEET

Issuer:	CBS Corporation

Guarantor:	CBS Operations Inc.

Securities Offered:	4.30% Senior Notes due 2021 (“2021 Notes”) 5.90% Senior Notes due 2040 (“2040 Notes”)

Size:	$300,000,000 of 2021 Notes $300,000,000 of 2040 Notes

Maturity:	February 15, 2021 for 2021 Notes October 15, 2040 for 2040 Notes

Coupon:	4.300% for 2021 Notes 5.900% for 2040 Notes

Yield to Maturity:	4.333% for 2021 Notes 5.919% for 2040 Notes

Spread to Benchmark Treasury:	T+185 bps for 2021 Notes T+220 bps for 2040 Notes

Benchmark Treasury:	UST 2.625% due August 15, 2020 for 2021 Notes UST 4.375% due May 15, 2040 for 2040 Notes

Benchmark Treasury Price and Yield:	101-7+; 2.483% for 2021 Notes 111-23; 3.719% for 2040 Notes

Price to Public:	99.732% of face amount for 2021 Notes 99.733% of face amount for 2040 Notes

Price to CBS:	99.282% of face amount for 2021 Notes 98.858% of face amount for 2040 Notes

Interest Payment Dates:	Semi annually on February 15 and August 15 commencing February 15, 2011 for 2021 Notes Semi annually on April 15 and October 15 commencing April 15, 2011 for 2040 Notes

Redemption Provisions:

Make-Whole Call:	Greater of 100% or T+30 bps for the 2021 Notes (at any time prior to November 15, 2020) Greater of 100% or T+35 bps for the 2040 Notes (at any time prior to April 15, 2040)

Par Call:	At any time on or after November 15, 2020 for the 2021 Notes At any time on or after April 15, 2040 for the 2040 Notes

Change of Control:	Upon the occurrence of a Change of Control Repurchase Event, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase

Trade Date:	October 4, 2010

Settlement Date:	October 8, 2010 (T+4)

Denominations:	Minimum of $2,000 principal amount and integral multiples of $1,000

CUSIP:	124857AE3 (2021 Notes) 124857AF0 (2040 Notes)

Trustee:	Deutsche Bank Trust Company Americas

Joint Book-Running Managers:	Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Morgan Stanley & Co. Incorporated Goldman, Sachs & Co. Wells Fargo Securities, LLC

Senior Co-Managers:	Deutsche Bank Securities Inc. RBS Securities Inc. SMBC Nikko Capital Markets Limited Scotia Capital (USA) Inc.

Co-Managers:	Mizuho Securities USA Inc. BNY Mellon Capital Markets, LLC Lloyds TSB Bank plc SG Americas Securities, LLC U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (i) Citigroup Global Markets Inc. toll-free at 1-877-858-5407, (ii) Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037, (iii) J.P. Morgan Securities LLC collect at 1-212-834-4533, (iv) Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649, (v) Goldman, Sachs & Co. toll-free at 1-866-471-2526 and (vi) Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.